Exhibit 99.2

UNAUDITED PRO-FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

(In thousands)

As previously reported in the Current Report on Form 8-K filed by Measurement Specialties, Inc. (the “Company” or “MEAS”), on June 2, 2014 MEAS pursuant to a stock purchase agreement completed the acquisition of the capital stock of Wema System AS (“Wema”) for approximately $114,000. A copy of the stock purchase agreement was filed as an exhibit to the original Form 8-K. This Form 8-K/A amends the original Form 8-K to provide financial statements and pro forma financial statements required by Item 9.01 of Form 8-K. The following unaudited pro forma Condensed Combined Financial Statements are based on the historical financial statements of the Company and Wema and present the Company’s pro forma financial position and results of operations resulting from the Company’s acquisition of Wema (the “Acquisition”) and the related financing and other transactions related to such Acquisition (collectively, the “Transactions”).

The accompanying pro forma Condensed Combined Financial Statements reflect adjustments to the Company’s historical financial data to give effect to the Transactions as if they had occurred on March 31, 2014 for the pro forma Condensed Combined Balance Sheet and as if they had occurred on April 1, 2013 for the pro forma Condensed Combined Statements of Operations. The historical consolidated financial information of Wema has been presented under generally accepted accounting principles in Norway (“Norwegian GAAP”), and has been adjusted in the unaudited pro forma Condensed Consolidated Financial Statements to present the results under generally accepted accounting principles in the United States (“U.S. GAAP”).

As described in the accompanying notes, the unaudited pro forma condensed Combined Financial Statements have been prepared using the acquisition method of accounting and the regulations of the Securities and Exchange Commission. The historical financial statements have been adjusted in the unaudited pro forma Condensed Combined Financial Statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma Condensed Combined Statements of Operations, expected to have a continuing impact on the Company’s combined results. Additionally, certain pro forma adjustments have been made to the historical consolidated financial information of Wema in order to (i) convert them to U.S. GAAP; (ii) conform their accounting policies to those applied by the Company; and (iii) present them in U.S. dollars.

As a result, under the acquisition method of accounting, the excess of the total estimated acquisition consideration, calculated as described in Notes to these unaudited pro forma Condensed Combined Financial Statements, over the preliminarily estimated fair values assigned to the net tangible and intangible assets acquired and liabilities assumed was recorded as goodwill. Since these unaudited pro forma condensed Combined Financial Statements have been prepared based on preliminary estimates of acquisition consideration and fair values attributable to the Acquisition, the actual amounts recorded for the Acquisition will likely differ from the information presented and any differences may be material. The estimation and allocation of acquisition consideration is subject to change pending further review of the fair value of the assets acquired and liabilities assumed. A final determination of fair values will be based on the actual net tangible and intangible assets and liabilities of Wema once the final valuation is completed.

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Statement of Operations (Unaudited)

(In thousands)

	MEAS
	Year ended			U.S GAAP and		MEAS
	March 31,	Wema Systems AS		Pro Forma		Pro Forma
	2014	Year ended December 31, 2013		Adjustments		Combined
	(USD)	(NOK)	(USD)	(USD)	Notes	(USD)
Net sales	$412,665	588,471	$100,107	$-	-	$512,772
Cost of goods sold	240,739	424,014	72,131	-	-	312,870
Gross profit	171,926	164,457	27,976	-	-	199,902
Selling, general and administrative expenses	121,894	145,077	24,680	11,133	3a, 3b	157,707
Operating income	50,032	19,380	3,296	(11,133)		42,195
Interest expense, net	3,213	19,538	3,324	(1,749)	3c	4,788
Foreign currency exchange loss	1,137	19,052	3,241	-	-	4,378
Equity income in unconsolidated joint venture	(676)	-	-	-	-	(676)
Acquisition earn-out adjustment	(1,161)	-	-	-	-	(1,161)
Other income	(510)	-	-	-	-	(510)
Income (loss) before income taxes	48,029	(19,210)	(3,269)	(9,384)	-	35,376
Income taxe expense (benefit)	10,274	(2,024)	(344)	(2,534)	3d	7,396
Net income (loss)	$37,755	(17,186)	$(2,925)	$(6,850)	-	$27,980

Net income per common share
Net income - Basic	$2.39					$1.81
Net income - Diluted	$2.26					$1.72

Weighted average shares outstanding - Basic	15,795					15,795
Weighted average shares outstanding - Diluted	16,685					16,685

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet (Unaudited)

(In thousands)

	MEAS			U.S GAAP and		MEAS
	March 31,	Wema Systems AS		Pro Forma		Pro Forma
	2014	December 31, 2013		Adjustments		Combined
	(USD)	(NOK)	(USD)	(USD)	Notes	(USD)

ASSETS

Current assets:
Cash and cash equivalents	$49,964	8,238	$1,346	$(19,584)	3c, 3f	$31,726
Accounts receivable, trade, net of allowance for doubtful accounts of $827 and $1,040, respectively	65,451	132,222	21,601	-	-	87,052
Inventories, net	68,280	199,449	32,584	-	-	100,864
Deferred income taxes, net	1,719	-	-	4,762	3e	6,481
Prepaid expenses and other current assets	6,097	-	-	-	-	6,097
Other receivables	1,407	13,203	2,157	584	3f	4,148
Current portion of promissory note receivable	33	-	-	-	-	33
Total current assets	192,951	353,112	57,688	(14,238)	-	236,401

Property, plant and equipment, net	77,253	28,022	4,578	-	-	81,831
Goodwill	179,816	-	-	38,407	4	218,223
Intangible assets, net	74,900	56,434	9,220	39,564	3a, 4	123,684
Deferred income taxes, net	3,940	7,986	1,305	(1,305)	3e	3,940
Investment in unconsolidated joint venture	2,520	-	-	-	-	2,520
Promissory note receivable	712	-	-	-	-	712
Other assets	9,568	5,548	906	-	-	10,474
Total Assets	$541,660	451,102	$73,697	$62,428	-	$677,785

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Pro Forma Condensed Combined Balance Sheet (Unaudited)

(In thousands, except share data)

	MEAS			U.S GAAP and		MEAS
	March 31,	Wema Systems AS		Pro Forma		Pro Forma
	2014	December 31, 2013		Adjustments		Combined
	(USD)	(NOK)	(USD)	(USD)	Notes	(USD)

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$138	61,175	$9,994	$(9,994)	3c	$138
Current portion of capital lease obligations	239	-	-	-	-	239
Accounts payable	32,967	155,603	25,421	-	-	58,388
Accrued expenses	6,337	-	-	-	-	6,337
Accrued compensation	17,251	-	-	-	-	17,251
Income taxes payable	703	-	-	-	-	703
Deferred income taxes, net	152	-	-	-	-	152
Restructuring liabilities	84	-	-	-	-	84
Other current liabilities	3,481	47,205	7,713	-	-	11,194
Total current liabilities	61,352	263,983	43,128	(9,994)		94,486

Revolver	105,000	74,549	12,179	77,821	1, 3c	195,000
Long-term debt, net of current portion	20,000	90,734	14,823	(14,823)	3c	20,000
Capital lease obligations, net of current portion	275	-	-	-	-	275
Deferred income taxes, net	13,025	-	-	12,991	4	26,016
Other liabilities	5,462	-	-	-	-	5,462
Total liabilities	205,114	429,266	70,130	65,995	-	341,239

Shareholders' equity:
Serial preferred stock; 221,756 shares authorized; none outstanding	-	2,350	384	(384)	4	-
Common stock, no par; 20,000,000 shares authorized; 15,934,051 issued and outstanding	-	-	-	-	-	-
Additional paid-in capital	118,960	22,935	3,746	(3,746)	4	118,960
Retained earnings	200,961	(3,449)	(563)	563	4	200,961
Accumulated other comprehensive income (loss)	16,625	-	-	-	-	16,625
Total shareholders' equity	336,546	21,836	3,567	(3,567)	-	336,546
Total liabilities and shareholders' equity	$541,660	$451,102	$73,697	$62,428	-	$677,785

The accompanying notes are an integral part of these Unaudited Pro Forma Condensed Combined Financial Statements.

MEASUREMENT SPECIALTIES INC. AND SUBSIDIARIES

Notes to Pro Forma Condensed Combined Balance Sheet (Unaudited)

(In thousands)

1.	Description of Transaction: Measurement Specialties, Inc. (the “Company” or “MEAS”), on June 2, 2014, MEAS pursuant to a stock purchase agreement completed the acquisition of the capital stock of Wema System AS (“Wema”), a company based in Norway and a leader in the design and manufacture of urea quality sensors, for approximately $114,000 or 679,000 Norwegian krone (“NOK”) in cash paid from a combination of available cash on hand and borrowings under the Company’s Senior Secured Credit Facility.

2.	Basis of Presentation: The MEAS March 31, 2014 column represents the audited consolidated statements of operations and audited consolidated balance sheets of MEAS for the fiscal year ended March 31, 2014 contained in the Company’s Annual Report filed on Form 10-K filed with the United States Securities and Exchange Commission on June 3, 2014. The December 31, 2013 Wema Systems AS columns represent the consolidated statement of operations and balance sheet of Wema for the year ended and as of December 31, 2013 in accordance with Norwegian GAAP expressed in NOK and translated into U.S. dollars using the average exchange rate for the twelve months ended December 31, 2013 for translating the statement of operations and the exchange rate at December 31, 2013 for translating the balance sheet using the following exchange rates:

		USD/NOK
December 31, 2013	Period End Rate	6.1211
January 1, 2013 to December 31, 2013	Average Rate	5.8784

The unaudited pro-forma Condensed Combined Financial Statement information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved had the acquisition been completed as of April 1, 2013, or of the results of operations that may be attained by MEAS in the future.

3.	U.S GAAP and Pro Forma Adjustments: The consolidated financial statements of Wema have been prepared in accordance with Norwegian GAAP, which differs in certain respects from U.S. GAAP. The unaudited U.S GAAP and pro forma adjustments relate to a number of adjustments to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma Condensed Combined Statements of Operations, expected to have a continuing impact on the Company’s combined results. Certain not recurring in nature costs, such as transaction-related professional fees or possible restructuring costs, are not reflected in pro forma financial statements. Additionally, certain pro forma adjustments have been made to the historical consolidated financial information of Wema in order to (i) convert them to U.S. GAAP; (ii) conform their accounting policies to those applied by the Company; and (iii) present them in U.S. dollars. The unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the Wema acquisition been effected on the dates indicated.

a)	Intangible assets and related amortization: Pro forma adjustments for amortization expense include adjustments to record amortization expense related to the newly acquired intangible assets. As part of preliminary acquisition accounting, annual amortization expense associated with the newly intangible assets subject to amortization, such as proprietary technology and customer relationships, is estimated to be $8,197. These assets are amortized straight-line over a useful lives ranging from 1 to 15.5 years. The reversal of amortization costs previously recorded by Wema, which includes the amortization of research and development costs previously capitalized, totaled $615. The following summarizes the pro forma adjustments related to intangible assets:

Newly acquired intangibles	$48,784
Historical Wema intangibles	(9,220)
Pro forma adjustment	$39,564

The following summarizes adjustments to selling, general and administrative expenses for amortization expense and research and development costs (see note b below):

Amortization of newly acquired intangibles	$8,179
Historical Wema amortization expense	(615)
Expense research & development costs	3,569
Total pro forma adjustments	$11,133

Refer to Note 4 below for further details concerning preliminary acquisition accounting.

b)	Research and development costs: Under Norwegian GAAP, research and development costs are capitalized as an intangible asset and amortized over their expected useful life provided that a future economic benefit associated with development of the intangible asset can be identified. Under U.S. GAAP, research and developments costs are expensed as incurred. As a result, capitalized research and development costs included in intangible assets have been derecognized in pro forma balance sheet as of December 31, 2013 and a pro forma adjustment has been included to reflect expenses of $3,569 for research and development costs incurred during the historical Wema period in accordance with U.S. GAAP.

c)	Debt and interest expense: Pro forma adjustments for debt include the funding of the acquisition of Wema which was comprised of approximately $90,000 in borrowings and $19,000 in cash, as well as the elimination of Wema’s pre-acquisition long-term debt of $24,817, which was not assumed by MEAS as part of the acquisition. The following summarizes the pro forma adjustments related to the Revolver long-term debt:

Borrowings to fund acquisition	$90,000
Elimination of Wema Revolver debt	(12,179)
Total pro forma adjustments	$77,821

The following summarizes the pro forma adjustments related to interest expense:

Adjustments to interest expense include $1,575 based on the borrowings to fund the acquisition and using Company’s current and historical estimated borrowing cost of 1.75%, and the reversal of Wema’s interest expense of $3,324, since no debt was assumed in the transaction.

Wema historical interest expense	$(3,324)
Interest expense for acquisition-related debt	1,575
Total pro forma adjustments	$(1,749)

d)	Income Taxes: Pro forma adjustments for income taxes are calculated as follows:

Total pro forma adjustments before income taxes	$(9,384)
Income tax rate	27%
Income tax benefit pro forma adjustment	$(2,534)

In order to calculate the income tax impact for the various adjustments, the Norwegian statutory tax rate of 27% is utilized.

e)	Deferred tax asset: The pro forma adjustments related to deferred tax assets include the reclassification of deferred tax assets between current and non-current and the recording of deferred income tax assets related to net operating losses. The deferred tax asset is under Norwegian GAAP presented as a non-current asset. The deferred tax asset under U.S. GAAP would be split between a current and a non-current asset depending upon the nature of the temporary differences.

f)	Reclassifications: Certain balances were reclassified from the financial statements of Wema so their presentation would be consistent with MEAS.

4.	Purchase Price: The preliminary allocation of the estimated purchase price based on the unaudited historical balance sheet of Wema as of May 30, 2014 and using estimates described herein is as follows:

Assets:
Cash	$3,665
Accounts receivable	26,748
Inventory	26,801
Prepaid and other	4,389
Property and equipment	4,323
Acquired intangible assets	48,784
Goodwill	39,969
154,679

Liabilities:
Accounts payable	(21,456)
Accrued expenses and other liabilities	(10,860)
Income tax payable	(175)
Capital Lease	(86)
DTL	(8,229)
(40,806)

Purchase Price	$113,873

Goodwill presented in the pro forma financial statements does not agree to the above preliminary allocation because, among other reasons, the above preliminary allocation is based on the opening balance sheet at May 30, 2014 and the pro forma amounts are based on balance sheet at December 31, 2013, in addition to the impact of different foreign exchange rates on those respective dates. MEAS has evaluated and continues to evaluate pre-acquisition contingencies related to Wema that may exist as of the acquisition date. If these pre-acquisition contingencies become probable in nature and estimable during the remainder of the purchase price allocation period, amounts will be recorded to acquisition date liabilities and goodwill for such matters. If these pre-acquisition contingencies become probable in nature and estimable after the end of the purchase price allocation period, amounts will be recorded for such matters in MEAS’s results of operations.

The acquisition of Wema is accounted for under the acquisition method of accounting and are based on preliminary purchase price allocations. The assets and liabilities of Wema have been measured at fair value based on preliminary assumptions that the Company’s management believe are reasonable utilizing information as of the acquisition date. Differences between the preliminary and final purchase price allocations could have a significant impact on the accompanying unaudited pro-forma information. The process for measuring the fair values of identifiable intangible assets and certain tangible assets requires the use of significant assumptions, including future cash flows and appropriate discount rates. Acquisition accounting also includes establishing deferred tax liabilities for certain intangible assets which have been calculated using the Norwegian statutory tax rate of 27%. Deferred taxes are based on preliminary acquisition accounting and subject to final acquisition accounting and other related income tax provision calculations. Additionally, acquisition accounting includes the elimination of historical equity related accounts for Wema. The excess of the purchase price (consideration transferred) over the fair value of identifiable assets acquired and liabilities assumed of Wema as of the acquisition date was allocated to goodwill. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, fair value measurements for an asset assume the highest and best use of that asset by market participants.

As of the acquisition date, identifiable intangible assets and related deferred tax liability are as follows:

Amortizable Intangible Assets from Acquisitions:	May 30, 2014
Customer Relationships	$31,380
Tradenames	980
Backlogs	4,320
Proprietary Technology	12,104
Total Acquired Intangible Assets	48,784
Less: Previously recorded intangible assets	(9,220)
Net pro forma adjustment for intangible assets	$39,564

Total Acquired Intangible Assets	48,784
Norwegian Statutory Tax Rate	27%
Deferred Tax Liability for Intangible Assets	$12,991